As filed with the Securities and Exchange Commission on December 22, 2000

                                                      Registration No. 333-21245

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                           AMENDMENT NO. 1 TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   38-3114641
                     (I.R.S. Employer Identification Number)

                                50 Spring Street
                            Ramsey, New Jersey 07446
                    (Address of principal executive offices)



                    Bogen Communications International, Inc.
                    Amended and Restated Stock Incentive Plan
                              (Full Title of Plan)


                     Jonathan Guss, Chief Executive Officer
                    Bogen Communications International, Inc.
                                50 Spring Street
                            Ramsey, New Jersey 07446
                     (Name and address of agent for service)

                                 (201) 934-8500
          (Telephone number, including area code, of agent for service)

                               ------------------

                                   Copies to:
                           Joseph F. Mazzella, Esquire
                          Nutter, McClennen & Fish, LLP
                             One International Place
                              Boston, MA 02110-2699
                                 (617) 439-2000

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                           Proposed            Proposed               Amount
Title of Securities   Amount to be     Maximum Offering    Maximum Aggregate     of Registration
 to be Registered      Registered(1)   Price Per Share(2)   Offering Price(2)         Fee(3)
------------------------------------------------------------------------------------------------

Common Stock, par
value $.001 per share   500,000            $4.4375            $2,218,750                $585.75

------------------------------------------------------------------------------------------------

(1) Represents additional shares of Common Stock issuable under the Bogen Communications International, Inc. 1996 Incentive Stock Option Plan (the "Plan") by virtue of an amendment to the Plan increasing the number of shares of Common Stock issuable thereunder by 500,000 from 1,000,000 shares to 1,500,000 shares of Common Stock.

(2) Based on the average of the high and low sale prices of the Registrant's Common Stock as reported on the NASDAQ on December 15, 2000, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(3) In accordance with General Instruction E to Form S-8, a filing fee is being paid only with respect to the 500,000 additional securities being registered pursuant to this Amendment No. 1 to this registration statement. Additional shares of the registrant's Common Stock were previously registered in the initial filing of this registration statement and the registration fee with respect to those securities has previously been paid.


                                     PART I

                      INCORPORATION REQUIRED IN PROSPECTUS

              The Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to part I of Form S-8.


                             ADDITIONAL INFORMATION

              On March 29, 2000, the Board of Directors of Registrant approved an amendment to the Plan (the "Plan Amendment") to increase the number of shares of Common Stock issuable thereunder from 1,000,000 to 1,500,000. In addition, the Plan Amendment further amends the Plan by authorizing the Compensation Committee to grant awards of restricted stock and clarifying certain other provisions of the Plan. On May 19, 2000, the Stockholders of Registrant approved such Plan Amendment.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

         (a) The Annual Report on Form 10-K for the year ended December 31, 1999, of Bogen Communications International, Inc. (the "Company" or the "Registrant") which includes the consolidated statements of financial condition of the Company as of December 31, 1999 and 1998, and the related


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

              consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, together with the related notes and the report of KPMG LLP, independent certified public accountants, originally filed with the SEC on March 30, 2000 (SEC File No. 001-13986).

         (b) The Form 10-Q reports filed by the Registrant for the fiscal quarter ended March 31, 2000 (File No. 001-13986) filed with the SEC on May 15, 2000, for the fiscal quarter ended June 30, 2000 (File No. 001-13986) filed with the SEC on August 10, 2000, and for the fiscal quarter ended September 30, 2000 (File No. 001-13986) filed with the SEC on November 13, 2000.

         (c) The Form 8-K report filed by the Registrant (File No. 001-13986) with the SEC on March 30, 2000.

         (d) The description of Registrant's Common Stock contained in Registrant's Form 8-A (File No. 001-13986), as filed with the SEC on September 27, 1995.

         (e) All documents filed by the Registrant pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES


         The common stock to be offered pursuant to the Plan has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the common stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the


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

defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

         The Company's By-laws and Certificate of Incorporation, as amended, contain provisions that provide for indemnification of officers and directors, and their heirs and distributees, to the full extent permitted by, and in the manner permissible under, the DGCL.

         As permitted by Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of a director to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.



Item 8.       Exhibits.


Exhibit No.                Description
-----------                -----------

    4 Bogen Communications International, Inc. Amended and Restated Stock Incentive Plan (filed as Exhibit 10.35 to Form 10Q for the period ended September 30, 2000).

    5 Opinion of Nutter, McCLennen & Fish, LLP with respect to the legality of the shares of Common Stock being registered hereunder.

    23 Consent of KPMG LLP, independent auditors, with respect to the consolidated financial statements and schedules of Bogen Communications International, Inc.

    24       Powers of Attorney (included in the signature pages hereto).




                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramsey, State of New Jersey, on this 22nd day of December, 2000.


                           BOGEN COMMUNICATIONS INTERNATIONAL, INC.


                                  BY: /s/ Jonathan Guss
                                      ------------------------------------------
                                      Jonathan Guss,
                                      Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of Bogen Communications International, Inc. whose signature appears below hereby appoints Jonathan Guss and


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

Michael Fleischer, jointly and each individually, as true and lawful attorneys-in-fact for the undersigned with full power of substitution, to execute in his or her name and on his or her behalf in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall deem appropriate, and to cause to be filed any such amendment (including exhibits thereto and other documents in connection therewith) to this Registration Statement with the Securities and Exchange Commission, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this ___ day of December, 2000.


    Signature                   Title(s)                        Date
    ---------                   --------                        ----


/s/ Jonathan Guss

______________________    Chief Executive Officer
Jonathan Guss                  and Director               December 22, 2000


/s/ Michael P. Fleischer

----------------------
Michael P. Fleischer      President and Director          December 22, 2000


/s/ Glenn R. Dubin

----------------------
Glenn R. Dubin            Director                        December 22, 2000


/s/ Daniel A. Schwartz

----------------------
Daniel A. Schwartz        Director                        December 22, 2000


/s/ Yoav Stern

----------------------
Yoav Stern                Director                        December 22, 2000


/s/ Kasimir Arciszewski

----------------------
Kasimir Arciszewski       Director                        December 22, 2000


/s/ Jeffrey E. Schwarz

----------------------
Jeffrey E. Schwarz        Director                        December 22, 2000


/s/ Zivi R. Nedivi

----------------------
Zivi R. Nedivi            Director                        December 22, 2000


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

/s/ Maureen A. Flotard
                          Chief Financial Officer,
______________________    Vice President - Finance
Maureen A. Flotard        and Assistant Secretary         December 22, 2000




                                  EXHIBIT INDEX

Exhibit
Number               Description
-------              -----------

4 Bogen Communications International, Inc. Amended and Restated Stock Incentive Plan (filed as Exhibit 10.35 to Form 10Q for the period ended September 30, 2000).


5 Opinion of Nutter, McClennen & Fish, LLP with respect to the legality of the shares of Common Stock being registered hereunder.


23 Consent of KPMG LLP, independent auditors, with respect to the consolidated financial statements and schedules of Bogen Communications International, Inc.



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